UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2007

INTEREP NATIONAL RADIO SALES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-28395	13-1865151
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(212) 916-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2007, David Kennedy (54) was appointed as our Chief Executive Officer and Vice Chairman. Mr. Kennedy has over 35 years of experience in the radio industry, most recently as the President and CEO of Susquehanna Media Co., a position he held since December 7, 2004. In this role, Mr. Kennedy led the operations of Susquehanna Media Co.’s radio and television operations, including its Internet services, which included a variety of broadband, interactive and digital communications products. From January 1, 1995 through December 2004, Mr. Kennedy was the President and Chief Operating Officer of Susquehanna Radio Corp., a subsidiary of Susquehanna Media Co. The terms of Mr. Kennedy’s compensation package are currently being finalized.

Mr. Kennedy succeeds Ralph C. Guild as Chief Executive Officer. Mr. Guild will continue to act as Chairman of the Board of Directors, a non-executive position.

A copy of the press release announcing Mr. Kennedy’s appointment is attached to this Report.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEREP NATIONAL RADIO SALES, INC.
(Registrant)

Date: February 13, 2007	By	/s/ WILLIAM J. MCENTEE
William J. McEntee
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release